EXHIBIT 5.1
Opinion and Consent of Duane Morris LLP
Duane Morris LLP
505 9th Street, N.W.
Suite 1000
Washington, D.C. 20004-2166
Phone: 202.776.7800
Fax: 202.776.7801
June 30, 2010
Petroleum Development Corporation
1775 Sherman Street, Suite 3000
Denver, CO 80203
Dear Management of Petroleum Development Corporation:
     We have acted as special counsel to Petroleum Development Corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the “Registration Statement”) relative to the offer and sale by the Company of up to 1,400,000 shares (the “Shares”) of common stock, $.01 par value per share (“Common Stock”), pursuant to the Company’s 2010 Long-Term Equity Compensation Plan (the “Plan”).
     As special counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the articles of incorporation and bylaws, each as amended to date, and resolutions of the Company’s Board of Directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company as described in the Registration Statement, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.
     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,
/s/ Duane Morris LLP
Duane Morris LLP